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Exhibit 99.1

                        AMENDMENT TO CONSULTING AGREEMENT
                                     BETWEEN
                         WORLD TRANSPORT AUTHORITY, INC.
                                       AND
                                 DOUGLAS NORMAN

        World Transport Authority, Inc., a subsidiary of Composite Automobile Research, Ltd., ("CLIENT") and Douglas Norman ("CONTRACTOR") entered into a consulting agreement effective April 15, 1996.

        The term of this consulting agreement was further extended through a letter agreement dated November 4, 1998 for a period of five years, making the new agreement expiration November 3, 2003.

        In consideration of the premises and mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        The term of this Agreement shall be for a period of five years, beginning on the date of this Amendment to Agreement. The expiration date for the contract shall therefore be January 9, 2005. This Agreement may renew by mutual consent at the end of the term.

        Compensation under the terms and conditions of this Agreement shall be fifteen percent (15%) commission, payable as follows:

        If Contractor is paid in cash, the commission shall be paid in three (3) payments to be disbursed as follows:
                -       One-third upon signing of the Master License or
                        Manufacturing and Distribution License.
                -       One-third upon shipment of the factory equipment.
                - One-third upon deposit of the final payment from the licensee for the Master License fees or the Manufacturing & Distribution facility.

        If Contractor is paid in stock, payment shall be upon the execution of the Master License or Manufacturing and Distribution License Agreement.

Executed this 10th day of January 2000.



    /s/  LYLE WARDROP                          /s/ DOUG NORMAN
-------------------------------------        -----------------------------------

     Lyle Wardrop                                 Douglas Norman
     President,                                   International Sales
     World Transport Authority, Inc.